                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       COMMISSION FILE NO.    ___________


                                  NORVANCO INC.
             (Exact name of Registrant as specified in its charter)



NEVADA                                      80-0015705
------                                      ----------
(State or other jurisdiction of             (I.R.S.  Employer
incorporation  or  organization)            Identification  Number)



               155 Gran Via, Palm Desert, CA 92260,(760) 776-9798
               --------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)

                            Cane O'Neill Taylor, LLC
                   2300 West Sahara Avenue, Suite 500, Box 18,
                       Las Vegas, NV  89102,(702) 312-6255
                       -----------------------------------
            (Name, Address and telephone number of agent for service)


Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|




                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

TITLE OF EACH              PROPOSED       PROPOSED
CLASS OF                   MAXIMUM        MAXIMUM
SECURITIES                                OFFERING    AGGREGATE  AMOUNT  OF
TO  BE               AMOUNT TO BE         PRICE PER   OFFERING   REGISTRATION
REGISTERED           REGISTERED           SHARE  (1)  PRICE  (2) FEE
(2)
--------------------------------------------------------------------------------
Common  Stock         3,242,262  shares   $0.25       $810,566   $74.57

(1)  This  price  was  arbitrarily  determined  by  Norvanco  Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100

                      SUBJECT TO COMPLETION, March 26, 2003



                                   PROSPECTUS


                                  NORVANCO INC.
                                3,242,262 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. This offering will proceed for a period of twenty months. Norvanco Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.25 per share.
--------------------------------------------------------------------------------
                                        Proceeds to Selling
                                        Shareholders Before  Expenses and
                     Offering  Price    Commissions          Commissions
Per  Share           $0.25              Not Applicable       $0.25
Total                $810,566           Not Applicable       $810,566
--------------------------------------------------------------------------------




We will bear the expenses associated with these offering materials and those associated with the filing of the Form SB-2 registration statement with the Securities and Exchange Commission. The estimated cost of these expenses are $21,075.

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------


                 The date of this prospectus is: March 26, 2003

                                Table Of Contents

                                                                         PAGE

Summary                                                                   3
Risk  Factors                                                             5
-  If  we  do  not  obtain  additional  financing,
   our  business  will  fail                                              5
-  Our short operating history makes our business difficult
   to evaluate  in  terms  of  predicting  our  ability
   to  become  successful thereby  giving  substantial
   risk  to  any  investment  in  Norvanco                                5
-  Because  our  two  directors  and  officers  own  over 60%
   of our outstanding common  stock,  investors  may  find
   that  corporate  decisions  influenced
   by  Mr.  Thompson  and  Mr.  Hill  are  inconsistent
    with the best interests of  other  stockholders                       5
-  If  a  market  for  our  common  stock  does  not
   develop,  shareholders may be unable to sell their shares              6
-  If  we  are  not  successful  in  dealing  with  the
   competitive forces within our industry our business will fail          6
-  Our  independent  auditor's  believe  there  is  substantial doubt  that we  can  continue  as  a  going  concern
   which,  if  true,  raises  substantial doubt  that  a
   purchaser  of  our  common  stock  will  receive  a  return
   on   his  or  her  investment                                          6
-  If  the  public  does  not  patronize  our  entertainment
   productions  our  business  plan  will  fail                           6
Use  of  Proceeds     7
Determination  of  Offering  Price                                        7
Dilution                                                                  7
Selling  Shareholders                                                     7
Plan  of  Distribution                                                    9
Legal  Proceedings                                                       11
Directors,  Executive  Officers,  Promoters  and  Control  Persons       11
Security  Ownership  of  Certain  Beneficial  Owners  and  Management    12
Description  of  Securities                                              13
Interest  of  Named  Experts  and  Counsel                               15
Disclosure  of  Commission  Position  of  Indemnification  for
 Securities  Act  Liabilities                                            15
Description  of  Business                                                15
Plan  of  Operations                                                     18
Description  of  Property                                                20
Certain  Relationships  and  Related  Transactions                       20
Market  for  Common  Equity  and  Related  Stockholder  Matters          20
Executive  Compensation                                                  24
Financial  Statements                                                    25
Changes  in  and  Disagreements  with  Accountants                       25
Available  Information                                                   25

                                     SUMMARY

We are in the business of developing an entertainment project known as the "Natural Follies" that we acquired from our President Gordon Thompson. The Natural Follies project will be a beauty pageant style production featuring some nudity, comedy, contests and music. Our long-term plans are to exploit the project through live exhibition, broadcast, pay per view and video/DVD production. Our short-term plan is to complete a demonstration video in order to raise financing for a full scale production. If we are successful in completing development and production of the Natural Follies Project we intend to pursue additional similar entertainment projects known as the supermodel pageant project and superstar global project. These additional projects are in the early planning stage.

We were incorporated on December 11, 2001 under the laws of the state of Nevada. Our principal offices are located at 155 Gran Via, Palm Desert, CA 92260. The phone number is (760) 776-9798.


The  Offering

Securities  Being  Offered         Up  to  3,242,262 shares of our common stock.

Offering  Price                    The  offering  price  of  the common stock is
                                   $0.25  per  share.

Alternative  Plan of Distribution  We  intend  to  apply to the over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. Investors should remember, however, that a market for the stock may never develop.

Minimum  Number  of  Shares        None.
To  Be  Sold  in  This  Offering

Securities  Issued
And  to  be  Issued                8,242,262  shares  of  our  common  stock are
                                   issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                    We  will  not  receive  any proceeds from the
                                   sale of the common stock by the selling shareholders.

Summary  Financial  Information  for  the  Year  Ended  December  31,  2002

Balance  Sheet  Summary
-----------------------
Cash                                              $        0
Total  Assets                                     $    7,083
Liabilities                                       $   88,986
Total  Stockholders'  Equity  (deficit)           $  (81,903)

Statement  of  Operations  and  Deficit             Summary
---------------------------------------            ----------
Revenue                                            $        0
Net  Loss  for  the  Period                         ($172,916)
Net Loss Since Inception (December 11, 2001)        ($174,076)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, should it trade on an exchange or quotation service, could decline due to any of these risks, and you may lose all or part of your investment.

If  we  do  not  obtain  additional  financing,  our  business  may  fail

As at December 31, 2002, we had no cash on hand. We are continuing to develop our business because our officers have agreed to defer their management fees and are providing funds to pay our bills as required. We will need to raise $50,000 in order to execute our business plan over the next 12 months. We currently do not have an arrangement to obtain this financing and may not be able to obtain financing in which case our business operations will be significantly delayed or fail. Even if we are successful in obtaining financing to meet our requirements over the next 12 months significant additional financing will be required for us to complete a full-scale production of our Natural Follies project. We currently do not have arrangement to obtain such financing and the failure to obtain such financing may result in our being unable to successfully complete our long-term business plan. Obtaining financing will depend on a number of factors including the market for entertainment industry stocks and the attractiveness of our business plan to investors. Because of these factors we cannot predict the timing, amount, terms or conditions of any additional financing.

Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in Norvanco.

We are currently working on our first project which is a beauty pageant style entertainment project. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

Because our two directors and officers own over 60% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Thompson and Mr. Hill are inconsistent with the best interests of other stockholders.

Mr. Thompson and Mr. Hill are our officers and directors. They own in combination approximately 61% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Thompson and Mr. Hill may differ from the interests of the other stockholders.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the over-the-counter bulletin board or BBX Exchange upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or BBX Exchange, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or BBX Exchange, or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If we are not successful in dealing with the competitive forces within our industry our business will fail.

The entertainment industry is very competitive. There is no assurance that competitors will not create the same or similar projects. It is likely that we will face strong competition from existing and new entertainment products or services. This will mean, among other things, increased costs in the form of production costs and marketing, and a reduction in prices paid for entertainment products making it more difficult for our business to succeed.

Our independent auditor's believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment.

The auditors report and Note 1 of our audited financial statements states in part that we have suffered recurring losses from operations which raises substantial doubt about our ability to continue as a going concern. Further, in their report, they point out that the financial statements do not include any adjustments that might result if we do not continue as a going concern. Their report also states that the recurring losses raise substantial doubt about our ability to continue as a going concern. If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment  in  that  stock.

If the public does not patronize our entertainment productions, our business plan will fail.

The product we intend to produce is highly speculative in that there is no guaranty that the public will patronize or support the product by viewing it when offered or that broadcasters or video producers will be willing to buy it. In the event the viewing audience is too small to justify the costs of production, we will not be able to sell the product and our business plan will fail.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily chosen. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the over-the-counter bulletin board or the BBX Exchange for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 3,242,262 shares of common stock. The following table provides as of March 26, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the  percentage  owned  by  each  following  the  offering.






--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling           Shares Owned Prior    holders    Of This     Of This
Stockholder               To This Offering      Account    Offering    Offering
--------------------------------------------------------------------------------


Diamond H. Almas                    205,500          205,500     -0-       0.0%
Allan Mark Angell                   225,694          225,694     -0-       0.0%
Helene Barton                       100,000          100,000     -0-       0.0%
Clint Cassia                         45,052           45,052     -0-       0.0%
Sheldon Ephraim                     500,000          500,000     -0-       0.0%
Dorothy G. Fraser                   540,000          540,000     -0-       0.0%
Edmund Garstin                        4,000            4,000     -0-       0.0%
Shaun Henning                       205,500          205,500     -0-       0.0%
Michael Leader                      175,000          175,000     -0-       0.0%
Larry Lowden                         10,000           10,000     -0-       0.0%
Bryan Henning                       500,000          500,000     -0-       0.0%
James Thompson                      500,000          500,000     -0-       0.0%
William Sanford                      45,396           45,396     -0-       0.0%
Tony Yamashita                       45,052           45,052     -0-       0.0%
Grant Ayers                           4,000            4,000     -0-       0.0%
Hardy Bunn                            4,000            4,000     -0-       0.0%
Philip Davis                         20,000           20,000     -0-       0.0%
Joan M. Down                         40,000           40,000     -0-       0.0%
Peter Hughes                          4,000            4,000     -0-       0.0%
Ross R. Holt                          4,000            4,000     -0-       0.0%
Alan Isaac                            8,000            8,000     -0-       0.0%
Carole Little                         4,000            4,000     -0-       0.0%
Dennis Lovsin                         3,000            3,000     -0-       0.0%
Matilda Lovsin                        3,000            3,000     -0-       0.0%
A. Matewish                          20,000           20,000     -0-       0.0%
Dan W. Miller                         4,000            4,000     -0-       0.0%
Oscar Ripoli                          4,000            4,000     -0-       0.0%
Rob Threlfall                        12,528           12,528     -0-       0.0%
Robert Albers                           200              200     -0-       0.0%
Charney Arnel                           100              100     -0-       0.0%
Jack Bailey                             100              100     -0-       0.0%
Daryl Balazsi                           300              300     -0-       0.0%
Anne Fallick                             20               20     -0-       0.0%
Garry Ferris                            100              100     -0-       0.0%
Henry M. Fowlds Jr.                     100              100     -0-       0.0%
Henry M. Fowlds                         500              500     -0-       0.0%
Susan E. Hall                           500              500     -0-       0.0%
J. W. Hickey                            100              100     -0-       0.0%
Dale Hunt                               400              400     -0-       0.0%
Kyne Hunt                               100              100     -0-       0.0%


                                       8



Ami McKay                                20               20     -0-       0.0%
Cindy McKay                             100              100     -0-       0.0%
Daniel David Mellor                     200              200     -0-       0.0%
Marion Mellor                           100              100     -0-       0.0%
Jo-Anne Moller                           40               40     -0-       0.0%
Kini Perkins                             20               20     -0-       0.0%
Gaetan Perth                          1,000            1,000     -0-       0.0%
Robin Phinney                           400              400     -0-       0.0%
Roger Poirier                         1,000            1,000     -0-       0.0%


Teresa Powers                           200              200     -0-       0.0%
J. Scott Price                          400              400     -0-       0.0%
John C. Samis                           100              100     -0-       0.0%
Larry Schlosser                         100              100     -0-       0.0%
Richard H. Sullivan                      40               40     -0-       0.0%
Bradley Taylor                          100              100     -0-       0.0%
Brock Taylor                            100              100     -0-       0.0%
Peter Wong                              100              100     -0-       0.0%



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other  than  Dorothy G. Fraser (the mother of our Secretary and Treasurer, David
Hill) and James Thompson (the son of our President, Gordon Thompson), none of the selling shareholders or their beneficial owners:

- have had a material relationship with the company other than as a shareholder at any time within the past three years; or
- have ever been an officer or director of the company or any of its predecessors or affiliates within the past three years.

                              PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board or BBX Exchange, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or BBX Exchange or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and


3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Cane O'Neill Taylor, LLC, 2300 W. Sahara Ave., Suite 500, Las Vegas, Nevada 89102.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers  and  Directors

The following is information regarding our two executive officers and directors and their age as of February 28, 2003:

Name  of  Director       Age
----------------------   -----
Gordon  Thompson          63                  President  and  Director

David  Hill               53                  Secretary,  Treasurer and Director


Gordon  Thompson
----------------

Gordon Thompson is our President and one of our directors. Mr. Thompson was appointed as one of our directors on December 11, 2001 and as our president on December 12, 2001. Mr. Thompson has a variety of experience in the entertainment industry. From 1974 to 1980 Mr. Thompson was the owner/operator of several nightclubs including Mr. Pips Dicotheque, The Old Flag Inn and Sebastian's Show Lounge. Mr. Thompson managed the promotion and bookings of all in-house entertainment and acts for several years. From 1980 to 1983 he was a partner in Execuplan Business Services. From 1985 to 1986 he was the manager of the Luxury Car Division for Zephyr Mercury. Mr. Thompson also has years of experience in the management, development and startup of new companies. From 1987 to 1996, he owned Embassy Homes Ltd. From 1997 to 2000, Mr. Thompson was the president of Showstar productions, a fully integrated entertainment company, specializing in merchandising and marketing, including purchasing a manufacturing plant for silk-screening and embroidery. Showstar also booked and produced live entertainment and sports events for the casino market.

David  Hill
-----------

David Hill is our Secretary, Treasurer and a director. Mr. Hill was appointed as one of our directors on December 11, 2001 and as our secretary and treasurer on December 12, 2001. Mr. Hill is the owner of a North Vancouver based small business. He has been a founding partner in an I.S.P. (Internet Service Provider), has owned a men's wear retail operation, is certified in Novell Netware, and is also a qualified journeyman tradesman. Mr. Hill has a strong background in business management and computer, Internet and networking technologies. From 1976 - 1992 Mr. Hill was an owner/general manager of Wilfred's Formalwear Ltd.; from 1993 - 1994 was a senior sales representative for Manitoba Software; from 1994 - 1995 was senior account manager for STD
Computer;  from  1995  -  1997  was  Vice-President  of Geneva Holdings Inc./LMI
LegalMail Inc. and from 1997 to present has specialized in small business product marketing through his own agency, The David Hill Agency.

Term  of  Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant  Employees

There  are  no  significant  employees  except  our  officers  and  directors.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 26, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. The shareholder listed possesses sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------

                    Name and address        Number of Shares    Percentage of
Title  of class     of beneficial owner     of Common Stock     Common Stock (1)


--------------------------------------------------------------------------------
Common  Stock       Gordon W. Thompson      2,500,000  shares    30.3%
                    Director and President
                    2255  Tamarisk  Dr.
                    Palm  Springs,  CA  92262

Common  Stock       Gordon  W.  Thompson    2,500,000  shares

30.3%
                    Director and Secretary,
                    Treasurer
                    3131  Capilano  Crescent
                    North  Vancouver,  BC,  Canada  V7R  4X5

Common  Stock       Sheldon  Ephraim          500,000  shares     6.0%

Common  Stock       Dorothy  G.  Fraser       540,000  shares     6.5%

Common  Stock       Bryan  Henning            500,000  shares     6.0%
Common  Stock       James  Thompson           500,000  shares     6.0%


Common  Stock       All Officers and
                    Directors               5,000,000  shares    60.6%
                    as  a  Group  (one  person)
--------------------------------------------------------------------------------

(1) The percent of class is based on 8,242,262 shares of common stock issued and outstanding as of March 26, 2003.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.



                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 200,000,000 shares of which One Hundred Million (100,000,000) shares of common stock are authorized, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares of preferred stock are authorized, with a par value of $0.001 per share. As of March 26, 2003, there were 8,242,262 shares of our common stock issued and outstanding that are held by 59 stockholders of record.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.
In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Cordovano and Harvey, P.C., independent public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cordovano and Harvey, P.C. has presented their report with respect to our audited financial statements. The report of Cordovano and Harvey, P.C. is included in reliance upon their authority as experts in accounting and auditing.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.



                             DESCRIPTION OF BUSINESS

In  General

We are in the business of developing an entertainment project known as the "Natural Follies" consisting of a beauty pageant style production for live exhibition and broadcast, and for sale as a television program or through DVD, video and internet distribution.

Principal  Product  and  Market

The Natural Follies consists of a beauty pageant including some nudity, contests (bikini, body painting) comedy and music. The project will include some or all of the following:

1.     An  initial  live  exhibition  in  the  United  States.

2.     Live  broadcast  on  specialty  networks,  pay  per  view  and  internet.

3. Mobile device voting coupled with internet tabulation permitting interaction by broadcast as well as live audiences.

4. Subsequent delayed broadcast on specialty networks, pay per view and internet.

5.     Video  and  DVD  production  and  sales.

6.     Related  merchandise  sales.

7.     Cross  Promotion  with  live  production venues such as Las Vegas hotels.


If the initial production is successful we will seek to develop the project into regular productions and / or a television program. We will also seek to license the use of the concept in foreign jurisdictions.

We are also in the early planning stages of two similar productions, the Supermodel Pageant conceived to be a pageant style production for aspiring models to be held on a contest style basis at glamorous locations and the SuperStar Global conceived to be a talent contest for mature audiences.

We believe there is a significant demand for adult oriented productions which do not cross the barrier of good taste particularly in locations such as Las Vegas. The prevalence of such offerings in Las Vegas hotels attests to their popularity. We also believe that the rapid increase in the number of cable networks (now over 200 in North America) creates a need for product; particularly for specialty networks who do not have the budgets of main stream broadcasters to develop their own products. The recent proliferation off so-called reality style television programs indicates market demand for the type of product we intend to offer. Rapid growth has also taken place in pay per view and on demand entertainment creating the need for product. We believe our product offering will position us to take advantage of all of these markets.

Acquisition  of  Natural  Follies  Project

The Natural Follies concept was conceived by our President Gordon Thompson. We acquired the project from Mr. Thompson by an agreement dated April 15, 2002 (the "Acquisition Agreement"). Under the terms of the Acquisition Agreement we agreed to pay Mr. Thompson $10,000, being his estimated costs of developing the project. Mr. Thompson also agreed to act as producer and general manager of the project at a management fee of $5,000 per month during the pre-production phase and $10,000 per month during production of a demonstration video.

History  of  Development  of  Natural  Follies  Project

Prior to our acquisition of the project, Mr. Thompson had conceived the project, developed a preliminary script and production outline, identified potential shooting locations, established communications with talent agencies, held preliminary discussions with potential hosts and directors and obtained still photography pictures for promotional material.

Since our acquisition of the Project we have completed the following pre-production activities:

-    completed  the  production  outline

- commenced development of a story board (picture by picture outline of the proposed production)

-    further  developed  the  preliminary  script

-    surveyed  Las  Vegas  locations  for live production portion of the project

- started production of promotional package consisting of a report to accompany a demo tape to be sent to networks and other potential buyers of broadcast or video rights

-    obtained  verbal  commitments  for  involvement  by an experienced director

-    established  a  five-day  shooting  schedule

-    made  contacts  with  potential  filming  crews

-    entered  into  preliminary  discussions  with  video  distributors

- entered into discussions with producers of merchandise (t-shirts, hats, pins, etc.) for possible outsourcing arrangements

- entered into an agreement with Maia Mobile Corp. for wireless services using short message services (SMS) which will allow wireless voting and internet tabulation of votes for contestants

- established a preliminary website at www.NaturalFollies.com to promote the project, test wireless voting and provide a medium for potential contestants to contact us

Sources  and  Availability  of  Services

To date we have accomplished our business objectives by relying on the services of our President Mr. Thompson and our Secretary and Treasurer Mr. Hill. As our business progresses to production of a demonstration video and full scale production, we will be dependent on obtaining services from contractors engaged in providing services to the entertainment industry including, film and video crews, advertising and promotion firms, directors, producers and distributors of broadcast, cable and pay per view programming and producers and distributors of video and DVD products. Services of such persons are readily available in the Western United States and we expect to be able to obtain such services when required.

Competition  and  Distribution  Methods

The entertainment industry is highly competitive and characterized by large companies with significantly greater resources than are available to us. Prices and availability for services required are determined by the needs of the larger companies involved in the industry and accordingly, we have little influence in determining the costs of such services to us. Because we will be competing in an environment characterized by large industry participants, it may be difficult for us to promote our business and obtain a profile where our products will be of interest to broadcasters and others. In order to overcome these competitive disadvantages, we intend to contract with persons and agents involved in the industry who have the contacts necessary to assist us in getting our products in front of the broadcasters and distributors. Our success will be dependent on our ability to contract with such agents.

Patents  and  Trademarks

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labour contracts.

Compliance  with  Government  Regulation

We do not require any government approvals to conduct our business and are not aware of any existing or probable government regulations affecting our business.

Research  and  Development  Expenditures

We have not expended any funds on research and development since inception on December 11, 2001.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. We plan to file a registration statement on Form 8-A with the Securities and Exchange Commission to become a reporting company under the Securities Exchange Act of 1934 at the time this registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission, thereby allowing stock registered by this registration statement to be sold. We currently have no plans to provide security holders with annual reports or audited financial statements until such time as we become a reporting company under the Securities Exchange Act of 1934. Thereafter, we will file annual reports with the Securities and Exchange Commission which will include audited financial statements. We anticipate that we will deliver our annual reports with our audited financial statements to our security holders in connection with our annual general meetings. When we are a reporting company under the Securities Exchange Act of 1934, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Norvanco Inc.'s electronic filings.


                               PLAN OF OPERATIONS

In order for us to obtain commitments from broadcasters and others that are necessary to obtain financing for a full scale production of the Natural Follies project we believe it is necessary to produce a demonstration video for delivery along with other promotional materials on the project to potential broadcasters, pay per view, video distributors and potential project financiers. We estimate that the costs of producing a demonstration video will be approximately $50,0000 made up as follows:




PILOT BUDGET
Technical Crew             $ 6,000
Stagehands & Sets          $ 2,500
Field production (1 days)  $ 4,500
Film Stock                 $ 2,000
Post production            $ 3,500
Equipment Rental           $ 2,500
Producer                   $ 2,500
Director                   $ 2,500
Script writer              $ 1,400
Location Mgr.              $ 1,500
Production Assistants      $ 1,300
Secretary                  $ 1,300
Contingencies              $ 3,500
Talent                     $ 7,500
Model fees                 $ 2,000
Wardrobe                   $ 1,000
Auto Rentals               $ 1,000
Insurance                  $   500
Misc. expense              $ 3,000
Total                      $50,000




Our business plan for the next 12 months is to obtain financing for and produce the demonstration video.

In order to complete production of the demonstration video we will need to obtain financing of at least $50,000 being the estimated production costs. In addition, we will require financing to pay our legal, audit and administrative expenses. Our management have agreed to provide by way of loan the funding required to pay legal, audit and administrative expenses and will continue to defer receipt of management fees and rent until the Company has obtained financing required for such purposes. In the event we are not able to obtain financing for the production of the demonstration video within the next 12 months our operations will be limited to continuing pre-production activities, such as establishing contacts and seeking financing, that management is able to undertake without funding. We believe we can continue such activities indefinitely until funding is obtained.

During the next 12 months we do not expect to undertake any product research or development other than continued refinement of the project by our management as part of ongoing pre-production activities.

During the next 12 months we do not plan to purchase any significant plant or equipment. During the next 12 months we do not expect any significant changes in our number of employees.

Our longer-term objective is to produce a full scale production of the Natural Follies project at an estimated cost of $500,000 US.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at 155 Gran Via, Palm Desert, CA 92260, which is the home of our Secretary, Mr. Hill. This home office is being provided by Mr. Hill at a rent of $750 per month, and is used as our head office. We also maintain an office at 3131 Capilano Crescent, North Vancouver, British Columbia, Canada, which is the home of our President, Mr. Thompson. Mr. Thompson provides the use of his home office at a rent of $750 per month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

During January 2002, the Company sold 5,000,000 shares of its $.001 par value common stock to its two officers (2,500,000 shares each) for $5,000 ($.001 per share).

On February 19, 2002, the Company acquired all of the rights, title and interest in the Natural Follies Project from the Company's president for $10,000. In addition, the President agreed to serve as the producer and general manager of the Project. Under the terms of the acquisition agreement, the President will receive a management fee $5,000 per month during the pre-production phase and $10,000 per month once production of a demonstration video commences. The President was paid management fees totaling $35,000 during the year ended December 31, 2002, which is included in the accompanying financial statements as officer compensation and a further $25,000 was accrued and owing to him at that date. Our Secretary was paid management fees totaling $20,000 during the year ended December 31, 2002 which is included in the accompanying financial statements as officer compensation and a further $45,000 was accrued and owing to him at that date. We rent office space at the home offices of our President Mr. Thompson and our Secretary, Mr. Hill at a rate of $750 per month each. To December 31, 2002, the rent has been accrued but not paid. At that date we were indebted to Messrs. Hill and Thompson in the amount of $9,000 each in respect of accrued rent.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board or The BBX Exchange upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public quotation system or exchange, or if we are successful, a public market for our stock may not materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had 59 registered shareholders.

Rule  144  Shares

Five million shares of our common stock is currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 82,420 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all 5,000,000 of the total shares that may be sold under Rule 144.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the over-the-counter bulletin board or The BBX Exchange. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the over-the-counter bulletin board or BBX Exchange. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the over-the-counter bulletin board or The BBX Exchange.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it will be necessary for us to raise additional capital in order for us to continue with our business plan,. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB or The BBX Exchange should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information as to our officers and directors.

                            Annual Compensation Table


                                   Annual  Compensation
                                   --------------------
                                                                                  Other
                                                                                  Annual
Name                                      Title       Fiscal Year  Salary  Bonus  Compensation
-----------------------------------  ---------------  -----------  ------  -----  -------------
Gordon W. Thompson                   President and
                                     Director          2002         Nil     Nil    $  69,000(1)

David O. Hill                        Secretary, Treasurer
                                     and Director      2002         Nil     Nil    $  69,000(2)



1. Consists of management fees of $5,000 per month, of which a total of $35,000 was paid to December 31, 2002 and a balance of $25,000 remains outstanding, and rent in respect of use by company of the officer's home office of $750 per month of which none was paid to December 31, 2002 and a balance of $9,000 remains outstanding.

2. Consists of management fees of $5,000 per month, of which a total of $20,000 was paid to December 31, 2002 and a balance of $40,000 remains outstanding, and rent in respect of use by company of the officer's home office of $750 per month of which none was paid to December 31, 2002 and a balance of $9,000 remains outstanding.


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent financial reporting period ending December 31, 2002. We have also not granted any stock options to the executive officers since our inception date of December 11, 2001.

                              Financial Statements
                              --------------------

Index  to  Financial  Statements:

1.     Independent  Auditors'  Report;

2. Financial Statements for the periods ending December 31, 2002 and December 31, 2001, including:

a.     Balance  Sheets;

b.     Statements  of  Operations;

c.     Statements  of  Changes  in  Shareholders'  Deficit;

d.     Statements  of  Cash  Flows;

e.     Notes  to  Financial  Statements.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information
                              ---------------------

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

 Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $     75
Transfer  Agent  Fees                                             $  1,000
Accounting  fees  and  expenses                                   $  2,000
Legal  fees  and  expenses                                        $ 18,000
                                                                  --------
Total                                                             $ 21,075
                                                                  =========
--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on January 25, 2002 to Mr. Gordon Thompson and Mr. David Hill. Mr. Thompson and Mr. Hill are our directors and officers. These shares were issued pursuant to Section 4(2) of the Securities
                                                                      ----------
Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to a total of 14 purchasers on March 29, 2002. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 242,532 shares of our common stock at a price of $0.25 per share to a total of 47 purchasers on November 30, 2002. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that:
(a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number       Description
--------------------------------
3.1     Articles  of  Incorporation
3.2     By-Laws
5.1     Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
10.1    Agreement  with  Gordon  Thompson  for  Natural  Follies,
        dated  April  15,  2002
10.2 Agreement with Maia Moblie Corp. for provision of wireless services dated May 27, 2002
23.1    Consent  of  Cordovano  and  Harvey,  P.C.,  Independent  Auditors


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Springs, California on March 26, 2003.

                    NORVANCO  INC.

                                By: /s/ Gordon  W.  Thompson
                                   -------------------------------
                                   Gordon  W.  Thompson
                                   President  and  Director
                                   (Principal  Executive  Officer)



                                By: /s/ David  O.  Hill
                                   -------------------------------
                                   David  O.  Hill
                                   Secretary,  Treasurer  and  Director
                                   (Principal  Financial  Officer)
                                   (Principal  Accounting  Officer)